Exhibit 99.2
K-1 HGC Investment, LLC and Subsidiaries
Consolidated Financial Statements as of June 30, 2005 and 2004, and for the Year Ended June 30, 2005 and the Period from August 8, 2003 (Date of Inception) to June 30, 2004, and Independent Auditors’ Report
INDEPENDENT AUDITORS’ REPORT
To the Member of K-1 HGC Investment, LLC:
We have audited the accompanying consolidated balance sheets of K-1 HGC Investment, LLC and its subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of income, member’s equity, and cash flows for the year ended June 30, 2005 and the period from August 8, 2003 (date of inception) to June 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of K-1 HGC Investment, LLC and its subsidiaries at June 30, 2005 and 2004, and the results of their operations and their cash flows for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE &	TOUCHE	LLP
Honolulu,		Hawaii
February 3, 2006

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2005 AND 2004 (In thousands)

	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,658	$5,557
Accounts receivable:
Customers	13,818	11,798
Due from affiliates	350	—
Other	118	1,568
Allowance for doubtful accounts	(81)	(45)
Income taxes refundable	1,321	586
Inventories:
Fuel stock	2,844	2,001
Materials and supplies	3,794	3,090
Deferred gas costs	2,045	1,182
Prepaid expenses and other	507	851

Total current assets	41,374	26,588

PROPERTY, PLANT AND EQUIPMENT— Net	119,139	117,638

REGULATORY ASSETS	287	478

LONG-TERM INVESTMENT	11,856	11,856

OTHER ASSETS	2,419	2,397

TOTAL	$175,075	$158,957

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$9,089	$8,644
Accrued taxes	2,242	2,100
Customer deposits	1,225	1,382
Due to affiliates	—	281
Accrued interest	563	437

Total current liabilities	13,119	12,844

LONG-TERM DEBT	72,593	72,593
REGULATORY LIABILITIES	175	292
CONTRIBUTIONS IN AID OF CONSTRUCTION	259	233
DEFERRED TAX LIABILITY	6,924	2,437
OTHER LONG-TERM LIABILITIES	7,166	4,239

Total liabilities	100,236	92,638

MINORITY INTEREST	70	56

MEMBER’S EQUITY:
Capital contributions	56,811	56,811
Accumulated other comprehensive loss	(2,482)	(173)
Retained earnings	20,440	9,625

Total member’s equity	74,769	66,263

TOTAL	$175,075	$158,957

The accompanying notes are an integral part of these consolidated financial statements.

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED JUNE 30, 2005 AND THE PERIOD FROM AUGUST 8, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004 (In thousands)

	2005	2004
OPERATING REVENUES:
Utility	$70,514	$55,727
Non-utility	61,899	49,156

Total operating revenues	132,413	104,883

OPERATING EXPENSES:
Generation and purchased gas:
Utility operations	31,308	21,482
Non-utility operations	36,185	24,972
Operating and maintenance	16,273	14,536
Depreciation and amortization	5,074	4,472
Taxes, other than income	7,915	6,491
Selling, general and administrative	16,018	14,200

Total operating expenses	112,773	86,153

OPERATING INCOME	19,640	18,730

INTEREST EXPENSE—Net	(3,484)	(2,609)

OTHER INCOME (EXPENSE)	1,623	(90)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	17,779	16,031

PROVISION FOR INCOME TAXES	(6,945)	(6,390)

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES INCOME	(19)	(16)

NET INCOME	$10,815	$9,625

The accompanying notes are an integral part of these consolidated financial statements.

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY
FOR THE YEAR ENDED JUNE 30, 2005 AND THE PERIOD FROM AUGUST 8, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004 (In thousands)

CAPITAL CONTRIBUTIONS:
Receipt of member units in K1 Knowledge LLC from k1 Ventures Limited	$11,856
Member equity contributions at formation of HGC Holdings LLC	44,955

BALANCE—June 30, 2005 and 2004	$56,811

ACCUMULATED OTHER COMPREHENSIVE LOSS:
Accumulated other comprehensive loss in 2004, net of deferred income tax of $110, and BALANCE—June 30, 2004	$(173)

Accumulated other comprehensive loss in 2005, net of deferred income tax of $1,464	(2,309)

BALANCE—June 30, 2005	$(2,482)

RETAINED EARNINGS:
Net income for period from inception (August 8, 2003) to June 30, 2004 and BALANCE—June 30, 2004	$9,625

Net income for year ended June 30, 2005	10,815

BALANCE—June 30, 2005	$20,440

MEMBER’S EQUITY BALANCE—June 30, 2004	$66,263

MEMBER’S EQUITY BALANCE—June 30, 2005	$74,769

The accompanying notes are an integral part of these consolidated financial statements.

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND THE PERIOD FROM AUGUST 8, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004 (In thousands)

	2005	2004
OPERATING ACTIVITIES:
Net income	$10,815	$9,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,074	4,472
Amortization of deferred financing costs	284	277
Deferred income taxes	5,729	2,547
Minority interest’s share of HGC Holdings, LLC net income	19	16
Other	98	413
(Increase) decrease in working capital:
Accounts receivable	(535)	(1,205)
Income taxes refundable	(513)	(586)
Inventories	(1,546)	(317)
Prepaid expenses and other	(519)	(977)
Accounts payable and accrued liabilities	(1,053)	5,386
Due to/from affiliates	(631)	281

Net cash provided by operating activities	17,222	19,932

INVESTING ACTIVITIES:
Capital expenditures	(6,947)	(5,965)
Contributions received in aid of construction	831	—
Acquisition of The Gas Company	—	(106,515)

Net cash used in investing activities	(6,116)	(112,480)

FINANCING ACTIVITIES:
Distributions to minority interest	(5)	(5)
Proceeds from long-term debt	—	66,000
Payments of long-term debt	—	(11,000)
Member’s equity contributions	—	44,955
Minority interest capital contribution	—	45
Debt issuance costs	—	(1,890)

Net cash (used in) provided by financing activities	(5)	98,105

NET INCREASE IN CASH AND CASH EQUIVALENTS	11,101	5,557

CASH AND CASH EQUIVALENTS—Beginning of period	5,557	—

CASH AND CASH EQUIVALENTS—End of period	$16,658	$5,557

(Continued)

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND THE PERIOD FROM AUGUST 8, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004 (In thousands)

		2005	2004
SUPPLEMENTAL CASH FLOW INFORMATION—Interest paid		$3,074	$1,980

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
•	Contribution of preferred units of K1 Knowledge LLC from k1 Ventures Limited	$—	$11,856
•	Increase in unfunded liability of HGC Holdings sponsored defined benefit plan	3,773	1,036
•	Property, plant and equipment additions included in accounts payable	294	—
•	Contributions in aid of construction transferred to property, plant and equipment	151	—
•	Recognition of asset retirement obligation	140	—
•	Net assets assumed in connection with the acquisition of HGC Holdings and its subsidiaries	—	19,293

The accompanying notes are an integral part of these consolidated financial statements.	(Concluded)

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED JUNE 30, 2005 AND THE PERIOD FROM AUGUST 8, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004
1.	FORMATION OF K-1 HGC INVESTMENT, LLC
Background—K-1 HGC Investment, LLC (“K-1 HGC”) was legally formed in February 2003 and commenced operations in August 2003. K-1 HGC, a Hawaii limited liability company, is a wholly owned subsidiary of k1 Ventures Limited (“k1”), a Singapore investment firm publicly traded on the Singapore Stock Exchange. K-1 HGC has two subsidiaries, HGC Holdings, LLC (“HGCH”) and K1 Knowledge, LLC (“K1 Knowledge”). HGCH represents substantially all of K-1 HGC’s operations. The subsidiaries of K-1 HGC are discussed in more detail below. K-1 HGC is treated as a corporation for U.S. and Hawaii income taxes purposes (Note 10).
HGC Holdings LLC—HGCH is a joint venture between HGC Managing Member, LLC (“Managing Member”) and K-1 HGC. HGCH is owned 99.9% by K-1 HGC and 0.1% by the Managing Member. Pursuant to the terms of the formation of the joint venture, the Managing Member retains all the voting interest of HGCH. However, the risks and rewards of ownership of HGCH have been retained by K-1 HGC.
On December 19, 2002, K-1 USA Ventures Inc. (“K1 USA”) a wholly owned subsidiary of k1, entered into a definitive agreement to purchase The Gas Company, a division of Citizens Communications Company (“Citizens”). On February 25, 2003, Hawaii Gas Company, LLC (“HGC”) was formed for the purpose of assuming the assets and liabilities that K1 USA would purchase from Citizens. HGC was subsequently renamed The Gas Company, LLC (“TGC”). On August 8, 2003, HGCH paid Citizens $125.8 million, including a cash payment of $106.5 million for the operating assets, net of the liabilities assumed that comprise what is now TGC. TGC, a Hawaii limited liability company, is wholly owned by HGCH and is the sole subsidiary of HGCH. HGCH accounted for its acquisition of TGC using the purchase method of accounting as required by Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method, TGC recorded the assets acquired and liabilities assumed at their estimated fair values on August 8, 2003. The resulting $0.2 million of excess fair value of the net assets acquired over the purchase price (referred to as negative goodwill) was recorded as a reduction of the non-regulatory property, plant and equipment assets of TGC. The final allocation of the acquisition price of TGC is as follows (in thousands):

August 8, 2003
(Unaudited)
Current assets	$17,947
Property, plant and equipment—net	116,188
Other assets	750
Current liabilities	(7,180)
Long-term debt (Note 4)	(17,593)
Other long-term liabilities	(3,597)

Cash paid	$106,515

The accompanying consolidated financial statements include the results of operations and the cash flows of TGC for the year ended June 30, 2005 and for the period from August 8, 2003 to June 30, 2004.
TGC is the State of Hawaii’s only publicly regulated, full service gas company. As of June 30, 2005, TGC provided gas products and services to approximately 67,100 customers across the six major Hawaiian Islands. TGC is comprised of two principal businesses operating as an integrated entity. The first segment is a regulated gas manufacturing distribution business that primarily provides synthetic natural gas to residential, commercial, and industrial customers via underground pipelines. The second business segment is an unregulated tank and bottled gas operation that distributes liquefied propane gas to residential, commercial, and industrial customers. The regulated business operations of TGC are governed by rules and regulations promulgated by the Hawaii Public Utilities Commission (“HPUC”).

K1 Knowledge LLC—K1 Knowledge, a Delaware Limited Liability Company, is a wholly owned subsidiary of K-1 HGC. K1 Knowledge owns approximately 1.6% of the outstanding preferred units of an education-related Delaware limited liability company (“Education Investee”) (Note 5). Another wholly owned subsidiary of k1 owns 10.6% of Education Investee. Education Investee is treated as a partnership for U.S. income tax purposes.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation—The financial statements of K-1 HGC and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States of America. K-1 HGC consolidates K1 Knowledge and HGCH, which consolidates its wholly owned subsidiary, TGC. All significant intercompany transactions have been eliminated.
K1 Knowledge accounts for its investment in Knowledge Universe under the cost method pursuant to Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under this method, K1 Knowledge would record as income dividends received that are distributed from net accumulated earnings of Knowledge Universe subsequent to K1 Knowledge’s investment. Any dividends received in excess of earnings subsequent to the date of investment would be considered a return of investment and recorded as reductions of cost of the investment. There have been no distributions of dividends by Knowledge Universe since K1 Knowledge’s investment.
Use of Estimates—The preparation of K-1 HGC’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and these notes to the consolidated financial statements. The estimates affect the amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The more significant areas requiring the use of management estimates include the amount of unbilled revenues, the cost and timing of future reclamation activities, the estimated lives for property, plant and equipment, which affects the calculation of depreciation and amortization expense, the valuation of postretirement benefits obligations, deferred income tax valuations, and future cash flows associated with assets. Actual results could differ from these estimates.
Cash and Cash Equivalents—Highly liquid investments purchased with an original maturity of three months or less are considered cash equivalents.
Customer Deposits—Customer deposits represent amounts received from customers prior to TGC providing service. Deposits are refunded or applied to customer balances after one year of on-time payment. For utility customers, interest on the deposits accrues at an annual rate of 6%.
Inventories—Fuel stock inventory represents gas held in storage within facilities owned by TGC. Inventory is valued using the lower of the weighted average cost of gas or its net realizable value. Materials and supplies inventory is valued at the lower of average cost or market. There were no required reductions in the carrying cost of K-1 HGC’s inventory to net realizable value for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004.
Deferred Gas Costs—Deferred gas costs represent amounts paid for gas but not yet billed to utility customers under the purchased gas adjustment provisions contained in the related tariffs.
Property, Plant and Equipment:
Utility: Utility property, plant and equipment is stated at historical cost. Depreciation is computed on a straight-line basis over the estimated service life of various classifications of property, plant and equipment (Note 3). For the year ended June 30, 2005 and for the period from August 8, 2003 to June 30, 2004, the composite rate of depreciation was approximately 2.4% for the gross depreciable utility property, plant and equipment, excluding general plant and vehicle depreciation. Any retirement of utility property, plant and equipment is charged to accumulated depreciation.
Non-Utility: Non-utility property, plant and equipment, which is not included in the “rate base” for utility rate-making purposes, is stated at cost. Depreciation is computed on the straight-line method for financial reporting purposes based upon estimated useful lives.
Asset Impairment: K-1 HGC follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An assessment of K-1 HGC’s property, plant and equipment is required when events or circumstances indicate that the carrying amount of such long-lived assets may not be recoverable. Recoverability of an asset is measured by comparing the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If any asset is deemed impaired, the impairment is measured by the amount by which the carrying amount exceeds the discounted estimated future cash flows. There were no impairment losses recorded for the year ended June 30, 2005 or for the period from August 8, 2003 to June 30, 2004.
Regulatory Assets and Liabilities—The regulated utility operations of HGCH are subject to regulations with respect to rates, service, maintenance of accounting records, and various other matters by the HPUC. The established accounting policies recognize the financial effects of the ratemaking and accounting practices and policies of the HPUC. Regulated utility operations are subject to the provisions of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation. SFAS No. 71 requires regulated entities to disclose in their financial statements the authorized recovery of costs associated with regulatory decisions. Accordingly, certain costs that otherwise would normally be charged to expense may, in certain instances, be recorded as an asset in a regulatory entity’s balance sheet. HGCH records regulatory assets for costs that have been deferred for which future recovery through customer rates has been approved by the HPUC. Regulatory liabilities are recorded when it is probable that revenues will be reduced for amounts that will be credited to the customers through the rate-making process as approved by the HPUC.
HGCH continuously monitors the applicability of SFAS No. 71. SFAS No. 71 may, at some future date, be deemed inapplicable because of changes in the regulatory and competitive environments and/or decision by TGC to accelerate deployment of new technologies. If HGCH were to discontinue the application of SFAS No. 71, HGCH would be required to write off its regulatory assets and regulatory liabilities and would be required to adjust the carrying amount of any other assets, including property, plant and equipment, that would be deemed not recoverable related to these affected operations. HGCH believes its regulated operations continue to meet the criteria of SFAS No. 71 and that the carrying value of its regulated property, plant and equipment is recoverable in accordance with established HPUC ratemaking practices.
Regulatory assets totaled $0.3 million at June 30, 2005 and $0.5 million at June 30, 2004. The regulated asset amounts relate to deferred rate cases and integrated resource plan preparation costs and a residual balance from a 1990 disposal of real estate. The HPUC approved the amortization of these costs over a 60-month period beginning on January 1, 2002. Regulatory liabilities totaled $0.2 million at June 30, 2005 and $0.3 million at June 30, 2004. The regulated liabilities amounts relate to funds received for real property condemnations and disposals and overcollected revenues from a prior rate case. Such amounts are being refunded to customers over a 60-month period.
Contributions in Aid of Construction—Contributions in aid of construction (“CIAC”) represent any amount of money, services, or property received by HGCH at no cost from any person or governmental agency, to offset the costs of acquisition, improvement, or construction costs of property, facilities, or equipment used to provide utility services to the public. CIAC also represents amounts transferred from Advances for Construction, representing unrefunded balances of expired contracts or discounts resulting from termination of contracts. In accordance with the HPUC policy, CIAC is recorded as a liability for three years. After the three years have lapsed, CIAC is amortized over the life of the related asset and is recorded as a reduction of depreciation and amortization expense.
Revenue Recognition—K-1 HGC recognizes revenue when the services are provided. Sales of gas to customers are billed on a monthly cycle basis. Earned but unbilled revenue is accrued for and included in accounts receivable and revenue, based on the amount of gas that is delivered but not billed to customers from the latest meter reading or billed delivery date to the end of an accounting period, and the related costs are charged to expense. Most revenue is based upon consumption; however, certain revenue is based upon a flat rate.
Asset Retirement Obligation—SFAS No. 143, Accounting for Asset Retirement Obligations, requires recording the fair value of an asset retirement obligation associated with tangible long-lived assets in the period it is incurred. Retirement obligations associated with long-lived assets included within the scope of SFAS No. 143 are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract, or by legal construction under the doctrine of promissory estoppel. K-1 HGC has identified as asset retirement obligation certain costs to be incurred at the end of certain lease periods to return the related lease property to its original condition. Accordingly, K-1 HGC recorded approximately $0.1 million to property, plant and equipment and other long-term liabilities at June 30, 2005 related to this asset retirement obligation.
Income Taxes—Income taxes are accounted for using the asset and liability method pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. In addition, SFAS No. 109 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

Accumulated Comprehensive Loss—K-1 HGC follows SFAS No. 130, Reporting Comprehensive Income, for the reporting and display of comprehensive income (net income minus other comprehensive loss, or all other changes in net assets from nonowner sources) and its components. All of K-1 HGC’s comprehensive loss is generated through its ownership of HGCH. K-1 HGC’s comprehensive income for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004 follows (in thousands):

	2005	2004
Net income	$10,815	$9,625
Other comprehensive loss:
Unrealized actuarial loss on pension plan assets, net of deferred income taxes of $1,464 and $110 (Note 9)	(2,309)	(173)

Total comprehensive income	$8,506	$9,452

3.	PROPERTY, PLANT AND EQUIPMENT, OTHER ASSETS AND OTHER LIABILITIES
The components of net property, plant and equipment at June 30, 2005 and 2004 follow (in thousands):

			Estimated
	2005	2004	Useful Life
Transmission and distribution facilities	$114,563	$110,603	6-61
General plant	13,321	12,607	7-25
Storage facilities	6,820	4,476	10-62
Gas production plant	21,258	21,128	10-62
Other	633	488	5-20
Construction work in progress	2,980	4,539	—

	159,575	153,841
Less accumulated depreciation*	(40,436)	(36,203)

Property, plant and equipment—net	$119,139	$117,638

*	The 2004 amount includes $32 million of accumulated depreciation related to TGC’s regulated assets, which was carried over on August 8, 2003, the date of acquisition.
The components of other assets at June 30, 2005 and 2004 follow (in thousands):

	2005	2004
Deferred financing costs, net of accumulated amortization of $284 and $277	$1,329	$1,613
Pension intangible asset	700	753
Deferred drydock costs, net of accumulated amortization of $42	386	—
Other	4	31

Total other assets	$2,419	$2,397

The components of other long-term liabilities at June 30, 2005 and 2004 follow (in thousands):

	2005	2004
Accrued pension liability	$6,960	$2,863
Deferred liability*	—	1,313
Asset retirement obligation	140	—
Accrued life insurance liability	66	63

Total other liabilities	$7,166	$4,239

*	Reflects $1.3 million reimbursement from the State of Hawaii for certain rights-of-way payments. Offsetting amount is included in accounts receivable—other in the accompanying Consolidated Balance Sheet as of June 30, 2004. K-1 HGC received payment from the State of Hawaii in fiscal year 2005 (Note 8).
4.	LONG-TERM DEBT
All of the proceeds associated with the long-term debt of K-1 HGC were used to fund a portion of HGCH’s acquisition of TGC (Note 1). K-1 HGC’s long-term debt at June 30, 2005 and 2004 is as follows (in thousands):

	2005	2004
Senior secured notes, average rate 4.2% for the year ended June 30, 2005 and 3.1% for the period from August 8, 2003 to June 30, 2004	$55,000	$55,000
Special purpose revenue bonds, average rate 1.8% for the year ended June 30, 2005 and 1.0% for the period from August 8, 2003 to June 30, 2004	17,593	17,593

Total	$72,593	$72,593

Floating Rate Senior Secured Notes—In August 2003, HGCH issued $55 million Floating Rate Senior Secured Notes due August 15, 2013. The notes are secured by a first priority security interest in all of the equity interest of HGCH pursuant to a pledge agreement in favor of the collateral agent on behalf of the holders of the notes and the bank. The notes bear interest at LIBOR plus 190 basis points, computed on the basis of a 360-day year. Interest payments are made quarterly.
Special Purpose Revenue Bonds—In August 2003, as part of the purchase agreement with Citizens, HGCH assumed the debt associated with $17.6 million Special Purpose Revenue Bonds (“SPRB”) issued by the Department of Budget and Finance of the State of Hawaii and loaned to Citizens through a mirror loan transaction. The bonds mature December 1, 2020 and are secured by a pledge of receipts and a letter of credit issued through HGCH’s credit facility arrangement. The bonds may bear interest in any one of several variable interest rate modes or in a fixed rate mode. The bonds currently bear interest in the variable “money market” mode. HGCH paid interest of $0.2 million associated with its letter of credit, which was recorded as interest expense in the accompanying Consolidated Statement of Income, but is not included in the average rate calculation in the table above.
Credit Facility—On August 8, 2003, HGCH established a $40 million revolving credit facility with Bank of America, including a $20 million letter of credit option and a $5 million sub-limit for swing line loans. The credit facility matures on August 8, 2008. The interest on the revolver varies according to the consolidated capitalization ratio. Rates have been established for base rate loans, letters of credit, and unused commitment fees. HGCH borrowed $11.0 million under the revolving credit facility on August 8, 2003. The amounts borrowed were repaid during the period from August 8, 2003 to June 30, 2004. At June 30, 2005, HGCH had $18 million applied against the letter of credit option.
5.	CAPITAL CONTRIBUTIONS
In August 2003, kl contributed $44,955,000 in cash to the capital of K-l HGC in exchange for the issuance of 100 units of common interests. The cash was subsequently used to acquire a 99.9% interest in HGCH. HGCH used the cash, along with the $45,000 capital contribution from the 0.1% owner, to fund a portion of HGCH’s acquisition of TGC (Note 1). As a limited liability company, HGCH pays no taxes; however, it does make distributions to its members for their estimated tax payments. In the 2004 and 2005 fiscal years, HGCH distributed $5.1 million and $4.7 million, respectively, to K-l HGC.
In February 2004, kl contributed all of the shares of capital stock of K-1 Knowledge, Inc. with a cost basis of $10 million, as a capital contribution to K-l HGC. The capital structure of K-1 Knowledge, Inc. was then changed from a Delaware corporation to a Delaware limited liability company, and the name of the entity was changed to Kl Knowledge, LLC. Kl Knowledge’s assets consisted of an investment in 100,000 preferred units of a limited liability company (“Preferred LLC”) with a cost basis of $10 million. In May 2004, kl contributed 18,555 preferred units of Preferred LLC, with a cost basis of $1,855,500, as an additional capital contribution to K-l HGC.
6.	LONG-TERM INVESTMENT
In October 2004, Kl Knowledge contributed its investment in Preferred LLC, with a cost basis of $11,855,500 (Note 5), for 12,801.3 Class A preferred units of Education Investee. Since Education Investee was a newly formed entity, and no independent valuation was performed to determine the market value of its Class A preferred units, Kl Knowledge recorded its investment in Education Investee at the same basis of the Preferred LLC units given in exchange.
Since Kl Knowledge has only a 1.6% interest in Education Investee, it is accounting for that investment on the cost basis.
7.	COMMITMENTS AND CONTINGENCIES
Commitments—All of K-1 HGC commitments relate to HGCH. The majority of HGCH’s facilities are located on land leased from third parties under lease arrangements. HGCH’s leases range from month-to-month to 53 years. Future minimum rental commitments for long-term non-cancelable operating leases are approximately as follows (in thousands):

Years Ending
June 30
2006	$1,106
2007	1,087
2008	1,076
2009	1,033
2010	817
Thereafter	8,957

Total	$14,076

Rent expense for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004 was $1.4 million and $1.3 million, respectively.
Litigation—K-1 HGC through its subsidiaries may from time to time be involved in various legal proceedings of a character normally incidental to the ordinary course of its business. Management believes that potential liability from any of these pending or threatened proceedings will not have a material adverse effect on K-1 HGC’s financial condition or results of operations. K-1 HGC and its subsidiaries maintain liability insurance to cover some, but not all, of the potential liabilities normally incidental to the ordinary course of its business as well as other insurance coverage customary in its business, with coverage limits as it deems prudent.
8.	ENERGY CORRIDOR PAYMENT
TGC transports synthetic natural gas from its utility plant to certain of its customers through one of five pipeline slots along a 22-mile strip of land (“Energy Corridor”) owned by the State of Hawaii. The lease relating to the Energy Corridor required HGCH and another user to pay for all of the costs incurred by the State in acquiring the Energy Corridor, with the understanding that they would be reimbursed by subsequent users of the Energy Corridor, based on a formula specified in the lease agreement. In fiscal year 2005, TGC received approximately $1.3 million as its share of the reimbursement of costs the State received from a subsequent user. Such amount has been reflected in “other income” in the accompanying Consolidated Statements of Income.

9.	EMPLOYEE BENEFITS
Union Pension Plan
In connection with the acquisition of TGC, HGCH assumed the Pension Plan for Classified Employees of GASCO, Inc. (the “Plan”) and continues to accrue benefits pursuant to the terms of the applicable collective bargaining agreement. The Plan is non-contributory and covers all employees who have met certain service and age requirements. The benefits are based on a flat rate per year of service and date of employment termination. TGC, the plan sponsor, has not made any contributions to the Plan following its acquisition by HGCH. Future contributions will be made to meet ERISA funding requirements. The Plan’s trustee, First Hawaiian Bank, handles the Plan’s assets and invests them in a diversified portfolio of equity and fixed-income securities.
The net accrued benefit obligation totaled $7.0 million and $2.9 million on June 30, 2005 and 2004, respectively. Additional information about the fair value of the plan assets, the components of net periodic cost, and the projected benefit obligation as of June 30, 2005 and 2004 and for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004 is as follows (in thousands):

	2005	2004
Change in benefit obligation:
Benefit obligation—beginning of period	$(26,460)	$(24,746)
Service cost	(602)	(498)
Interest cost	(1,606)	(1,354)
Plan amendments	—	(753)
Actuarial losses	(2,477)	(224)
Benefits paid	1,360	1,115

Benefit obligation—end of period	$(29,785)	$(26,460)

	2005	2004
Change in plan assets:
Fair value of plan assets—beginning of period	$23,597	$23,106
Actual return on plan assets	588	1,606
Benefits paid	(1,360)	(1,115)

Fair value of plan assets—end of period	$22,825	$23,597

Net amount recognized:
Funded status	$(6,960)	$(2,863)
Unrecognized net actuarial loss	4,056	283
Unrecognized prior service cost	700	753

Net amount recognized	$(2,204)	$(1,827)

Accrued benefit liability	$(6,960)	$(2,863)
Accumulated other comprehensive loss	4,056	283
Intangible assets	700	753

Net benefit liability recognized	$(2,204)	$(1,827)

Weighted-average assumptions follow:

	2005	2004
Discount rate	5.50%	6.25%
Expected return on plan assets	8.25%	8.25%
Rate of compensation increases	N/A	N/A
The components of net periodic benefit cost for the Plan follow (in thousands):

	2005	2004
Service cost	$602	$498
Interest cost	1,606	1,354
Expected return on plan assets	(1,884)	(1,665)
Amortization of prior service cost	53	—

Net periodic benefit cost	$377	$187

TGC instructed the trustee to maintain the allocation of the Plan’s assets between equity securities and fixed income (debt) securities within the pre-approved parameters set by the management of HGCH (65% equity securities and 35% fixed income securities). The pension plan weighted average asset allocation at June 30, 2005 and June 30, 2004 follows:

	2005	2004
Equity instruments	66%	67%
Fixed income securities	30	30
Cash	4	3

Total	100%	100%

The future benefit payments expected to be paid by the Plan follow (in thousands):

Years Ending
June 30
2006	$1,588
2007	1,632
2008	1,701
2009	1,763
2010	1,860
Thereafter	10,556

Total	$19,100

401(k) Savings Plan

TGC sponsors an employee retirement savings plan under section 401(k) of the Internal Revenue Code. All full-time non-union employees are eligible to participate in the plan. The plan allows eligible employees to contribute up to 50% of their pre-tax compensation, subject to the limit prescribed by the Internal Revenue Code, which is generally $15,000 for 2006, $14,000 for 2005 and $13,000 for 2004. Under the plan, HGCH matches 100% of each employee’s contribution up to a maximum of 6% of his/her base pay. HGCH incurred $0.4 million and $0.3 million of charges associated with its employer contributions to the plan for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004, respectively.

In August 2004, Mid Pac Petroleum, LLC (“MPP”), a company wholly owned by k1, was admitted as a participatory company in the plan.

Retiree Life Insurance

In connection with the acquisition of TGC, HGCH also assumed the liabilities and obligations with respect to providing benefits under Citizen’s post-retirement life insurance plan to certain non-union retirees of the former Gas Company division.

At June 30, 2005, the accrued benefit liability for the retiree life insurance plan totaled $66,000. The net periodic pension cost of the plan approximated $4,000 and $3,000 for the year ended June 30, 2005 and the period from August 8, 2003 to June 30, 2004, respectively. HGCH anticipates that the total benefits to be paid under this plan will approximate $1,000 to $2,000 a year over the next five years and total approximately $26,000 through 2015.
10.	INCOME TAXES

The components of the income tax provision were as follows (in thousands):

	2005	2004
Current:
Federal	$539	$3,112
State	677	731

Total	1,216	3,843

Deferred:
Federal	5,294	2,340
State	435	207

Total	5,729	2,547

Total provision	$6,945	$6,390

Reconciliation between the income tax provision and the amount computed using the statutory federal rate of 35% was as follows (dollars in thousands):

	2005	2004
Federal provision at statutory rate	$6,216	$5,683
Adjusted for:
State income taxes—net of effect on federal income taxes	750	635
Other	(21)	72

Total provision	$6,945	$6,390

Deferred tax assets and liabilities comprised the following types of temporary differences at June 30, 2005 and 2004 (dollars in thousands):

	2005	2004
Deferred tax assets:
Reserves	$103	$36
Capitalized inventory	79	55
Accrued retirement benefits	1,795	183
Other	429	88

Total	2,406	362

Deferred tax liabilities:
Property, plant and equipment	5,799	1,781
Partnership investment	3,051	622
Prepaid expenses	188	324
Other	292	72

Total	9,330	2,799

Net deferred tax liability	$6,924	$2,437

11.	SUBSEQUENT EVENTS

Loan to K-1 HGC

In July 2005, K-1 HGC borrowed $9.0 million from HGCH. In connection with the loan, K-1 HGC issued HGCH a Promissory Note in the amount of $9.0 million, which is payable upon demand by HGCH. Interest accrues on the Promissory Note at the prevailing current rate on HGCH’s revolving credit facility (Note 4). K-1 HGC, in turn, loaned the funds plus an additional $1.5 million to another wholly owned subsidiary under comparable terms.

Purchase Agreement

In August 2005, k1 announced a purchase agreement (“Purchase Agreement”) with Macquarie Infrastructure Company Inc. covering the sale of K-1 HGC for $238 million cash subject to certain customary closing adjustments. The transaction is in the ordinary course of k1 business and subject to the regulatory approval of the HPUC and the U.S. Federal Trade Commission under the Hart-Scott Rodino Act and other approvals and customary closing conditions. The transaction is expected to be completed in the second or third quarter of 2006. The Purchase Agreement also contains customary representations, warranties, and covenants, as well as indemnification provisions subject to specified limitations. Either party may terminate the Purchase Agreement if the transaction is not complete by October 31, 2006. K-1 HGC’s investment in K1 Knowledge will not be included in the sales transaction.

At June 30, 2005 and 2004, K1 Knowledge’s assets, liabilities and member’s equity were as follows (dollars in thousands):

	2005	2004
Assets:
Long-term investments	$11,856	$11,856

Liabilities and Member’s Equity:
Due to affiliates	$2	$—
Capital contributions	11,856	11,856
Retained earnings (deficit)	(2)	—

	$11,856	$11,856

Operating results in 2005 and 2004 were not significant.

Postretirement Benefit Plan

Effective October 1, 2005, TGC established the GASCO, Inc. Hourly Postretirement Medical and Life Insurance Plan (“Plan”), which covers all participants who were employed by TGC on May 1, 1999, and who retire after the attainment of age 62 with 15 years of service. Up until the termination of TGC’s participation on September 30, 2005, the participants were covered under a multiemployer plan administered by the Hawaii Teamsters Health and Welfare Trust. Under the provisions of the Plan, TGC fully pays for medical premiums of the retirees and spouses up until age 65. After age 65, TGC pays for medical premiums up to a maximum of $150 per month. The retirees are also provided $1,000 of life insurance benefits, which are fully paid for by TGC.

At October 1, 2005, the Plan’s accumulated postretirement benefit obligation approximated $1.6 million, using a 5.5% discount rate. The postretirement benefit expense is expected to approximate $0.2 million for the period from October 1, 2005 through June 30, 2006.